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                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-11 of our report dated February 4, 2002 relating to the financial statements of Corporate Property Associates 15 Incorporated, which appears in Registration Statement on Form S-11 (No. 333-58854). We also consent to reference to us under the heading "Experts" included in Registration Statement No. 333-58854.



/s/ PricewaterhouseCoopers, LLP

New York, New York
October 24, 2002